EXHIBIT NO. EX-99.J.1.A







                                   CONSENT OF
                                   ----------

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                     ---------------------------------------





UMB Scout Stock Fund, Inc. (Stock and Stock Select Portfolios)
UMB Bank, n.a.
Kansas City, Missouri


      We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 28, 2000, accompanying and pertaining to the financial statements of UMB Scout Stock Fund, Inc. as of June 30, 2000, which is included in such Registration Statement.






                                              /s/ BAIRD, KURTZ & DOBSON
                                              BAIRD, KURTZ & DOBSON



Kansas City, Missouri
April 26, 2001